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                                                                    EXHIBIT 10.2


                   FIRST ADDENDUM TO ASSET PURCHASE AGREEMENT


     This FIRST ADDENDUM TO ASSET PURCHASE AGREEMENT ("First Addendum") is made, entered into, and is effective as of February 13, 2001 by and between Tangram Enterprise Solutions Inc., a Pennsylvania corporation ("Buyer"), Wyzdom Solutions, Inc., a California corporation ("WSI"), and Axial Technology Holding AG, a Swiss registered company ("ATH") (ATH and WSI are collectively referred to herein as the "Sellers").

                                    Recitals
                                    --------

     A. Buyer and Sellers have entered into that certain Asset Purchase Agreement dated February 13, 2001 (the "Purchase Agreement").

     B. The parties wish to clarify and amend certain rights and obligations of the parties pursuant to the Purchase Agreement. Unless otherwise defined in this First Addendum, capitalized terms herein shall have the meaning as defined in the Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:


                                   Agreement
                                   ---------

1.   Indemnification.  The Purchase Agreement is hereby amended as follows:
     ---------------

     Section 6.01 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

          "6.01  Indemnification; Escrow Fund.
                 ----------------------------

     (a) WSI shall indemnify, defend and hold Buyer and Buyer's affiliates, directors, officers, employees and representatives, jointly and severally (collectively, "Buyer Indemnified Parties"), harmless from and against any and all claims, demands, losses, obligations, liabilities (including reasonable attorneys' fees and costs), except consequential or indirect damages in excess of $1,000,000, arising from (i) any claim for any debt, obligation or liability which is not specifically and expressly assumed by the Buyer pursuant to this Agreement arising from the WSI Assets prior to the Closing Date, (ii) any misrepresentation, breach or violation of any covenant, agreement, representation or warranty of WSI contained in this Agreement and/or any other of the Transaction Documents, or from any misrepresentation in or omission from any certificate or instrument furnished or to be furnished by WSI hereunder; and
(iii) any suit, action, proceeding, claim or investigation, pending or threatened, against or affecting the WSI Assets, that arose in any manner prior to the Closing Date, all of the above herein collectively referred to
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as the "WSI Obligations." Notwithstanding the foregoing limitation on WSI
Obligations to those that arise in any manner prior to the Closing Date, in the event that WSI has not transferred possession of any WSI Asset to the Buyer as of the Closing Date or in the event that Patricia Benson or Sharon Slonecker have acted on behalf of WSI subsequent to the Closing Date, the WSI Obligations shall include the period from the Closing Date until the date upon which the Buyer possesses such WSI Asset or such activities on behalf of WSI cease, subject to all other terms and conditions as set forth in this Article VI. The Escrow Fund shall be utilized to fund indemnification payments to Buyer pursuant to this Article as set forth in Section 6.05 of this Agreement.

     (b) ATH shall indemnify, defend and hold Buyer Indemnified Parties harmless from and against any and all claims, demands, losses, obligations, liabilities (including reasonable attorneys' fees and costs), except consequential or indirect damages in excess of $1,000,000, arising from (i) any claim for any debt, obligation or liability which is not specifically and expressly assumed by the Buyer pursuant to this Agreement regarding any of the Assets arising in any manner prior to the Closing Date, including, but not limited to, any liability arising from or in connection with purported amendments to that certain distribution agreement, dated April 22, 1999, between ATH and Enterprise Asset Management Solutions Ltd. (the "EAMS Distribution Agreement"); (ii) any misrepresentation, breach or violation of any covenant, agreement, representation or warranty of either of Sellers contained in this Agreement and/or any other of the Transaction Documents, or from any misrepresentation in or omission from any certificate or instrument furnished or to be furnished by either of Sellers hereunder; and (iii) any suit, action, proceeding, claim or investigation, pending or threatened, against or affecting the Assets, including, but not limited to, any such action related to the EAMS Distribution Agreement, regardless of whether such is disclosed in a disclosure schedule hereto, that arose in any manner prior to the Closing Date, all of the above herein collectively referred to as the "ATH's Obligations." Notwithstanding the foregoing limitation on ATH's Obligations to those that arise in any manner prior to the Closing Date, in the event that Sellers have not transferred possession of any Asset to the Buyer as of the Closing Date or in the event that Patricia Benson or Sharon Slonecker have acted on behalf of WSI subsequent to the Closing Date, ATH's Obligations shall include the period from the Closing Date until the date upon which the Buyer possesses any such Asset or such activities on behalf of WSI cease, subject to all other terms and conditions as set forth in this Article VI. The Escrow Fund shall be utilized to fund indemnification payments to Buyer pursuant to this Article as set forth in
Section 6.05 of this Agreement.

     (c) Section 6.02 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

          "6.02 Indemnification of Sellers. Buyer shall indemnify, defend and
                --------------------------
          hold Sellers, and Sellers' affiliates, directors, officers, employees, and representatives, jointly and severally (collectively, "Sellers' Indemnified Parties"), harmless from and against any and all claims, demands, losses, obligations, liabilities (including, without limit, attorneys' fees and costs) and any other damages, except consequential or indirect damages in excess of $1,000,000, that Sellers' Indemnified Parties shall incur or suffer, arising from,

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          related to or in connection with: (i) any misrepresentation, violation or breach of any representation, warranty, covenant, or agreement of the Buyer in the Purchase Agreement and/or any other of the Transaction Documents, certificates or instruments furnished by Buyer; and (ii) any suit, cause of action, proceeding, claim, representation, pending or threatened, regarding the Assets or Assumed Liabilities as of and after the Closing Date (subsections 6.02(i) and (ii) are collectively referred to herein as the "Buyer's Obligations").

     (d) Section 6.03 is hereby deleted in its entirety and replaced with the following:

          "6.03  Limitation of Right To Indemnification.

          (i) With respect to this Article VI, any Buyer Indemnified Party or Seller Indemnified Party to be indemnified hereunder shall be referred to as the "Indemnified Party," and the party obligated to indemnify the Indemnified Party is defined as the "Indemnifying Party." No Indemnified Party shall be entitled to seek indemnification from the Indemnifying Party hereunder unless and until the aggregate amount of the Indemnified Parties' claims for indemnification hereunder exceed the sum of $25,000.00 (the "Threshold Claim Amount"); provided, however, that once the Threshold Claim Amount has been exceeded, any Indemnified Party shall be entitled to seek indemnification for the full amount of such party's claims, including the Threshold Claim Amount; and

          (ii) Notwithstanding the foregoing, the aggregate amount of indemnification payments to the Indemnified Parties for which the Indemnifying Party may be liable pursuant to this Article shall be limited to a total of $4,000,000.00 (the "Maximum Indemnification Payment Amount")."

     (e)  The following shall be added as a new Section 6.04:

          "6.04  Indemnification Procedures.  With respect to third-party
                 --------------------------
          claims, all claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section
          6.04. In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from an Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than thirty (30) days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) ("Claim Notice"); provided, however, that the Indemnified Party's failure to

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          provide such notice in not more than thirty (30) days shall not preclude the Indemnified Party from being indemnified for such claim or demand except to the extent that the failure to give timely notice results in the forfeiture of substantive defenses by the Indemnifying Party. The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Claim Notice ("Notice Period") to notify the Indemnified Party: (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand; and
          (b) whether or not it desires to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be the liability of the Indemnifying Party; provided, however, that the amount of such costs and expenses that shall be the liability of the Indemnifying Party shall not exceed the Maximum Indemnification Payment Amount. Except as hereinafter provided, in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, the Indemnifying Party shall have the right to defend the Indemnified Party against such claim or demand by appropriate proceedings and shall have the sole power to direct and control such defense; provided, however, that to the extent provided by the Indemnifying Party's insurer, the selection of counsel shall be done with the consent of the Indemnified Party, which consent shall not be unreasonably withheld. If any Indemnified Party desires to participate in any such defense, it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree that would materially restrict the future activity or conduct of the Indemnified Party or any subsidiary or affiliate thereof. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand or, if the same be contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense), shall be the liability of the Indemnifying Party, subject to the limitations set forth in Section
          6.03 of this Agreement. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third-party claim or demand, the Indemnified Party will give the Indemnifying Party and its counsel, without charge, access to, during normal business hours, the relevant business records and any other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its commercially reasonable best efforts in the defense of all such claims or demands. Notwithstanding the foregoing, the Indemnified Party shall have the right to employ separate counsel at the Indemnified Party's expense and solely to control its own defense of such assessed liability; provided the Indemnified Party shall

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          not settle or compromise any claim or demand without the consent of the Indemnifying Party, such consent not to be unreasonably withheld."

     (f) The following shall be added as a new Section 6.05:

          "Section 6.05  Manner of Indemnification of Indemnified Party.
                         ----------------------------------------------

               (a) Payment for indemnification by the Indemnifying Party, where the Indemnified Party is any of the Sellers' Indemnified Parties under this Article VI shall be effected by delivery of a cashier's check or certified check to the Indemnified Party not later than thirty (30) days from the earlier of: (i) the date on which the Indemnified Party and the Indemnifying Party agree as to the amount of payment for such indemnification; or (ii) the date on which a final non-appealable arbitration, decision, or order of court of competent jurisdiction is issued.

               (b) Payment for indemnification by the Indemnifying Party, where the Indemnified Party is any of the Buyer's Indemnified Parties under this Article VI, shall be effected by the utilization of the Escrow Fund in accordance with Section 1.07 of the Purchase Agreement and the Escrow Agreement."

     (g)  The following shall be added as a new Section 6.06:

          "6.06  Survival.  The representations and warranties contained in
                 --------
          Articles III and IV hereof, the covenants set forth in Article V and VII hereof, and the WSI Obligations, ATH's Obligations and the Buyer's Obligations shall survive the Closing for a period of 24 months following the Closing Date, except that there will be no such limitation on any claim for or resulting from fraud other than the applicable statute of limitations."

2.   Notice.  Section 7.05 of the Purchase Agreement is hereby amended to add
     ------
the following regarding Sellers:


"With a copy to:

               HANSON, BRIDGETT, MARCUS, VLAHOS & RUDY, LLP
               333 Market Street, Suite 2300
               San Francisco, California  94105-2173
               Attention: Jonathan Storper, Esq.
               Telephone: (415) 777-3200
               Facsimile: (415) 541-9366"

3.   Title.  The following shall be added as a new Section 1.07(e) of the
     -----
Purchase Agreement:

             "(e)   The parties hereto agree that the Stock Consideration shall be delivered to the Escrow Agent to be held in the Escrow Fund in the name of ATH shall be entitled to an unrestricted right to vote the Stock Consideration and to receive any

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             dividends declared and paid with respect to the Stock Consideration until such time that the Stock Consideration is transferred to assignees in accordance with the Escrow Agreement or transferred back to Buyer pursuant to Section 6.01 of this Agreement and the Escrow Agreement."

4.   Effect of Closing. The following shall be added as a new Section 5.08 of
     -----------------
the Purchase Agreement:

             "5.08 Effect of Closing Over Known Unsatisfied Conditions or
                   ------------------------------------------------------
             Breached Representations, Warranties or Covenants. The parties
             -------------------------------------------------
             agree that if Buyer or Sellers elect(s) to proceed with the Closing knowing of any failure to be satisfied of any condition in its favor or the breach of any representations, warranty or covenant by the other, the condition that is unsatisfied or the representation, warranty or covenant which is breached at the Closing Date shall be deemed to be waived by such other party, and such party shall be deemed to release fully and forever discharged the other party on account of any and all claims, demands, or charges, known or unknown, with respect to the same."

5.   Deliveries by Sellers.  Section 2.03(c) of the Purchase Agreement is hereby
     ---------------------
amended to delete the Guaranty Agreement and the Schedule 2.03(c).

6.   Assignment.  Pursuant to Section 7.06 of the Purchase Agreement, Buyer
     ----------
hereby consents to the assignment of all WSI's right, title and interest in and to the Purchase Price to ATH.

7.   Full, Force and Effect.  Except as otherwise expressly set forth herein,
     ----------------------
the Purchase Agreement shall remain in full force and effect.

8.   Entire Agreement and Amendment.  This First Addendum constitutes the entire
     ------------------------------
agreement of the parties hereto and supersedes all prior and contemporaneous oral and written agreements between the parties related to the subject matter hereof. In the event of any conflict between this First Addendum, the Purchase Agreement and/or any other agreement or document related thereto, this First Addendum shall prevail. No amendment or modification of this First Addendum shall be valid unless it is in writing and is signed by the parties to this First Addendum.

9.   Gender Singular/Plural.  Whenever the context may require, any pronoun used
     ----------------------
herein shall include the corresponding masculine, feminine, and neutral genders; and the singular form of nouns, pronouns and verbs shall include the plural and vice versa, as applicable.

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     IN WITNESS WHEREOF, the parties have executed this First Addendum effective as of the date first written above.

                                   BUYER:

                                   TANGRAM ENTERPRISE SOLUTIONS INC.,
                                   a Pennsylvania corporation


                                   By: /s/ Norman L. Phelps
                                       -----------------------------------
                                       Norman L. Phelps,
                                       President and CEO


                                   SELLERS:

                                   AXIAL TECHNOLOGY HOLDING AG,
                                   a Swiss registered company

                                   By: /s/ Thomas R. Brown
                                       -----------------------------------
                                       Thomas R. Brown,
                                       Director

                                   WYZDOM SOLUTIONS, INC.,
                                   a California corporation

                                   By: /s/ Patrica A. Benson
                                       -----------------------------------
                                       Patricia A. Benson,
                                       President and CEO

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